UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2021
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 1, 2021, the Board of Directors (the “Board”) of Jack Henry & Associates, Inc. (the “Company”) appointed Curtis A. Campbell as a director of the Company to fill the vacancy created by the retirement of John F. Prim.
Curtis A. Campbell, age 49, is President of Software at Blucora, Inc. (Nasdaq: BCOR), where he also previously served as President of TaxAct. Prior to joining Blucora, Mr. Campbell served Capital One Financial Corporation as a Managing Vice President of Consumer Auto from 2017 to 2018 and Intuit Inc., where he was Vice President of Product Management, Strategy, Analytics and Innovation from 2014 to 2017. Mr. Campbell brings extensive experience with infrastructure and cloud computing matters as well as digital development from his work with several technology companies. Mr. Campbell earned a Master’s in International Business from the University of South Carolina.
In connection with Mr. Campbell’s appointment, and pursuant to the Company’s compensation practices for non-employee directors, Mr. Campbell will be granted a prorated portion of the annual cash retainer equaling $15,123 and a prorated portion of the annual director restricted stock unit award equaling $62,384. The Company and Mr. Campbell will enter into the Company’s standard form of indemnity agreement for directors and officers, a copy of which was previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended June 30, 1996, and is incorporated herein by reference.
The Company has not entered into any transaction with Mr. Campbell for which disclosure is required under Item 404(a) of Regulation S-K and he will not be employed by the Company. Mr. Campbell was not elected pursuant to any arrangement or understanding between him and any other parties.
Mr. Campbell will serve as a member of the Governance Committee and the Risk and Compliance Committee.
Additional information regarding Mr. Campbell is detailed in the Company’s press release dated July 1, 2021, the text of which is attached hereto as Exhibit 99.1.

Item 8.01
Other Events.
On July 1, 2021, the Board appointed David B. Foss, the Company’s current President and Chief Executive Officer and a current director of the Company, to serve as Board Chair, a role previously held by Mr. Prim. Additional information regarding Mr. Foss’ appointment is detailed in the Company’s press release dated July 1, 2021, the text of which is attached hereto as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.
Exhibits
Exh. No. Description
99.1 Press release dated July 1, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	July 1, 2021	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer